Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Jayrald Rabago	Media Contact:	Tim Sakahara
	Senior Strategic Financial Officer		Corporate Communications Manager
	(808) 544-3556		(808) 544-5125
	jayrald.rabago@cpb.bank		tim.sakahara@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL REPORTS FOURTH QUARTER AND FULL YEAR 2025 EARNINGS

Fourth Quarter and Full Year 2025 Highlights:
•Net income of $22.9 million, or $0.85 per diluted share for the quarter; net income of $77.5 million, or $2.86 per diluted share for the year.
•Return on average assets (ROA) of 1.25% for the quarter; ROA of 1.06% for the year.
•Return on average equity (ROE) of 15.41% for the quarter; ROE of 13.62% for the year.
•Efficiency ratio improved to 59.88%, compared to 62.84% in the prior quarter; 61.05% for the year.
•Net interest margin (NIM) of 3.56%, up 7 bps from the prior quarter; NIM of 3.45% for the year.
•Repurchased 529,613 shares of common stock at a total cost of $16.3 million during the quarter; 788,261 shares at $23.3 million during the year.
Other Highlights:
•Board of Directors authorized a new share repurchase program of $55 million for 2026.
•Board of Directors increased the quarterly cash dividend by 3.6% to $0.29 per share.

HONOLULU, HI, January 28, 2026 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), today reported net income of $22.9 million, or $0.85 per fully diluted share ("EPS"), for the fourth quarter of 2025. This compares to net income of $18.6 million, or EPS of $0.69, in the prior quarter and $11.3 million, or EPS of $0.42, in the same quarter last year. For the 2025 year, net income and EPS was $77.5 million and $2.86, respectively, compared to net income and EPS of $53.4 million and $1.97, respectively, in 2024.

"Central Pacific Financial achieved strong fourth-quarter and 2025 year-end results thanks to strong balance sheet management and meaningful progress on our strategic and business priorities," said Arnold Martines, Chairman, President and CEO. "In the fourth-quarter, our profitability strengthened further, underscoring the success of our disciplined approach. Looking ahead, we remain focused on supporting our customers and the communities we serve, while continuing to create long-term value for our shareholders."

Earnings Highlights
Net interest income for the fourth quarter of 2025 totaled $62.1 million, which increased by $0.8 million, or 1.3% from the prior quarter, and increased by $6.3 million, or 11.3%, compared to the same quarter last year. Net interest margin ("NIM") for the fourth quarter of 2025 was 3.56%, an increase of 7 basis points ("bp" or "bps") from the prior quarter, and an increase of 39 bps from the

Central Pacific Financial Reports Fourth Quarter and Full Year 2025 Earnings

same quarter last year. The sequential quarter increase in net interest income and NIM was primarily driven by a 12 bps decrease in average rates paid on interest-bearing deposits, which outpaced the declines in average yields earned on loans, down 2 bps, and investment securities, down 5 bps.

The Company recorded a provision for credit losses of $2.4 million in the fourth quarter of 2025, compared to a provision of $4.2 million in the prior quarter, and a provision of $0.8 million in the same quarter last year. The current quarter provision for credit losses included $1.7 million for credit losses on loans and $0.7 million for off-balance sheet exposures. The decrease from prior quarter was primarily driven by a decline in loan balances and improvements in the macro-economic forecast used in our estimate of the allowance for credit losses.

Other operating income for the fourth quarter of 2025 totaled $14.2 million, compared to $13.5 million in the prior quarter, and $2.6 million in the same quarter last year. The sequential quarter increase was largely driven by a $0.9 million increase in income from bank-owned life insurance, primarily related to a death benefit recognized in the fourth quarter of 2025. The increase from the year-ago was largely attributable to a $9.9 million pre-tax loss related to an investment portfolio repositioning in the fourth quarter of 2024.

Other operating expense for the fourth quarter of 2025 totaled $45.7 million, compared to $47.0 million in the prior quarter, and $44.2 million in the same quarter last year. The sequential quarter decrease was primarily attributable to a one-time expense of $1.5 million related to the operations center consolidation in the third quarter of 2025. The increase from the year-ago quarter was primarily due to higher salaries and employee benefits of $2.8 million, partially offset by an impairment charge on intangible assets of $1.4 million (included in other) during the fourth quarter of 2024.

The efficiency ratio was 59.88% in the fourth quarter of 2025, compared to 62.84% in the prior quarter and 75.65% in the same quarter last year. The prior quarter was impacted by $1.5 million in expenses related to the operations center consolidation in the third quarter of 2025. The year-ago quarter was impacted by a $9.9 million pre-tax loss related to an investment portfolio repositioning in the fourth quarter of 2024. Excluding these items, the adjusted efficiency ratio (non-GAAP) was 60.81% and 64.65% for the third quarter of 2025 and fourth quarter of 2024, respectively. The improvement in the adjusted efficiency ratio was attributable to higher net interest income and other operating income, combined with lower other operating expense.

The effective tax rate for the fourth quarter of 2025 was 18.9%, compared to 21.4% in the prior quarter, and 15.4% in the same quarter last year. The sequential quarter decrease in the Company's effective tax rate was primarily attributable to additional tax credits and an increase in tax-exempt income. The increase in the effective tax rate compared with the year-ago quarter was primarily driven by higher pre-tax income in the current quarter, largely resulting from the loss on investment securities repositioning in the fourth quarter of 2024, as well as provision adjustments recorded in the year-ago quarter.

Balance Sheet Highlights
As of December 31, 2025, total assets were $7.41 billion, which decreased by $12.2 million, or 0.2% from $7.42 billion at September 30, 2025, and a decrease of $62.9 million, or 0.8% from $7.47 billion at December 31, 2024.

Total loans, net of deferred fees and costs, were $5.29 billion at December 31, 2025, which decreased by $78.1 million, or 1.5% from $5.37 billion at September 30, 2025, and decreased by $43.8 million, or 0.8% from $5.33 billion at December 31, 2024. The average yield earned on loans during the fourth quarter of 2025 was 4.99%, compared to 5.01% in the prior quarter and 4.91% in the same quarter last year.

Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $6.06 billion at December 31, 2025. Core deposits increased by $78.2 million, or 1.3% from $5.98 billion at September 30, 2025, and increased by $19.3 million, or 0.3% from $6.04 billion at December 31, 2024. Total deposits were $6.61 billion at December 31, 2025, which increased by $32.1 million or 0.5% from $6.58 billion at September 30, 2025, and decreased by $34.2 million, or 0.5% from $6.64 billion at December 31, 2024. The average rate paid on total deposits during the fourth quarter of 2025 was 0.94%, compared to 1.02% in the prior quarter, and 1.21% in the same quarter last year.

Asset Quality
Nonperforming assets totaled $14.4 million, or 0.19% of total assets at December 31, 2025, compared to $14.3 million, or 0.19% of total assets at September 30, 2025 and $11.0 million, or 0.15% of total assets at December 31, 2024.

Net charge-offs in the fourth quarter of 2025 totaled $2.5 million, compared to net charge-offs of $2.7 million in the prior quarter, and net charge-offs of $3.8 million in the same quarter last year. On an annualized basis, net charge-offs as a percentage of average

Central Pacific Financial Reports Fourth Quarter and Full Year 2025 Earnings

loans improved to 0.18% in the fourth quarter of 2025, compared to 0.20% in the prior quarter, and 0.29% in the same quarter last year.

The allowance for credit losses on loans was 1.13% of total loans as of December 31, 2025, compared to 1.13% at September 30, 2025, and 1.11% at December 31, 2024.

Capital
Total shareholders' equity at December 31, 2025 was $592.6 million, compared to $588.1 million at September 30, 2025 and $538.4 million at December 31, 2024.

The Company's regulatory capital ratios remained strong, with leverage ratio of 9.8%, a Common Equity Tier 1 ratio of 12.7%, a Tier 1 risk-based capital ratio of 13.6%, and a total risk-based capital ratio of 14.8% at December 31, 2025.

The Company redeemed in full at par its $55.0 million of 4.75% fixed-to-floating rate subordinated notes due 2030 on its November 1, 2025 call date.

During the fourth quarter of 2025, the Company repurchased 529,613 shares of common stock at a total cost of $16.3 million, representing an average price of $30.82 per share. For the year ended December 31, 2025, the Company repurchased 788,261 shares at a total cost of $23.3 million, or an average price of $29.60 per share. In total, the Company returned $52.7 million to shareholders during 2025 through cash dividends and share repurchases.

On January 27, 2026, the Board of Directors authorized a new share repurchase program (the "2026 Repurchase Plan") permitting the Company to repurchase up to $55 million of its common stock from time to time in the open market or through privately negotiated transactions. The 2026 Repurchase Plan replaces and supersedes the prior share repurchase program previously approved by the Board.

On January 27, 2026, the Board of Directors also declared a quarterly cash dividend of $0.29 per share. This represents an increase of 3.6% from the dividend paid in the fourth quarter of 2025 of $0.28 per share. The dividend will be payable on March 16, 2026, to shareholders of record as of February 27, 2026.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss its fourth quarter of 2025 financial results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-800-715-9871 and entering the conference ID: 6299769.

A replay of the call will be available through February 27, 2026, by dialing 1-800-770-2030 and entering the same conference ID: 6299769, and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.41 billion in assets as of December 31, 2025. Its primary subsidiary, Central Pacific Bank, operates 27 branches and 55 ATMs in the State of Hawaii. Central Pacific Financial Corp. is listed on the New York Stock Exchange under the symbol "CPF." For additional information, please visit: cpb.bank.

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Central Pacific Financial Reports Fourth Quarter and Full Year 2025 Earnings

Forward-Looking Statements
This document may contain forward-looking statements ("FLS") concerning, among other things: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, payment or nonpayment of dividends, net interest income, capital position, credit losses, net interest margin, or other financial items. These statements may also include the plans, objectives, and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services, and regulatory developments or actions. In addition, such statements may address anticipated economic performance, the expected impact of business initiatives, and the assumptions underlying any of the foregoing.

Words such as "believe," "plan," "anticipate," "aim," "seek," "expect," "intend," "forecast," "hope," "target," "continue," "remain," "estimate," "will," "should," "may," and other similar expressions are intended to identify FLS, although such terminology is not the exclusive means of doing so.

While we believe that our FLS and their underlying assumptions are reasonably based, such statements are inherently subject to risks and uncertainties that may cause actual results to differ materially from expectations. Factors that may lead to such differences, include, but are not limited to: the persistence or resurgence of inflationary pressures in the United States and our market areas, and their effect on market interest rates, economic conditions, and credit quality; the impact of the current U.S. administration’s economic policies, including potential international tariffs, and other cost cutting initiatives; the adverse effects of bank failures on customer confidence, deposit behavior, liquidity, and regulatory responses; the effects of pandemics, epidemics, and other public health emergencies, including their impact on Hawaii's tourism and construction sectors and on our borrowers, customers, vendors and employees; supply chain disruptions, labor contract disputes, strikes; adverse trends in the real estate or construction industries, including rising inventory levels or declining property values; deterioration in borrowers' financial performance leading to increased loan delinquencies, asset quality issues, or loan losses; the impact of local, national, and international economic conditions and natural disasters (such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, or earthquakes) on our markets and major industries within Hawaii; weakness in domestic economic conditions, including instability in the financial industry, deterioration in real estate markets, and declines in consumer or business confidence; revisions to estimates of reserve requirements under applicable regulatory and accounting standards; the impact of legislative and regulatory developments, including the Dodd-Frank Act, changing capital and consumer protection rules, and new regulations affecting our operations and competitiveness; legal and regulatory proceedings, including actual or threatened litigation and the efforts of governmental and regulatory exams and orders, as well as the costs of ongoing or potential compliance efforts; the effects of accounting standard changes adopted by regulatory agencies, the PCAOB, or the FASB, and the cost and resources associated with implementation; changes in trade, monetary, or fiscal policy, including actions by the Federal Reserve; market volatility and monetary fluctuations, including the transition away from the LIBOR Index; declines in our market capitalization or the price of our common stock; the effects and cost of acquisitions, dispositions, or strategic transactions we may make or evaluate; political instability, acts of war, terrorism, or other geopolitical conflicts; shifts in consumer spending, borrowing, and savings behaviors; technological changes and developments; cybersecurity incidents, data privacy breaches, or fraud involving us or third-party vendors; deficiencies in internal control over financial reporting or disclosure controls, and our ability to remediate them; increased competition among financial institutions and other financial service providers; our ability to achieve efficiency ratio improvement goals; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and related reputational or regulatory exposures; and risks related to the United States fiscal debt, deficit, and budget uncertainties.

For further information on factors that could cause actual results to differ materially from the expectations or projections expressed in our FLS, please refer to the Company's filings with the U.S. Securities and Exchange Commission, including the Company's most recent Forms 10-Q and 10-K, particularly, the discussion of "Risk Factors" set forth therein.

We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances occurring after the date on which such statements are made, or to reflect the occurrence of unanticipated events, except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Year Ended
(Dollars in thousands,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
except for per share amounts)	2025	2025	2025	2025	2024	2025	2024
CONDENSED INCOME STATEMENT
Net interest income	$62,087	$61,301	$59,796	$57,699	$55,774	$240,883	$211,733
Provision for credit losses	2,396	4,157	4,987	4,172	818	15,712	9,826
Total other operating income	14,201	13,507	13,013	11,096	2,624	51,817	38,723
Total other operating expense	45,680	47,009	43,946	42,072	44,177	178,707	172,591
Income tax expense	5,337	5,068	5,605	4,791	2,058	20,801	14,627
Net income	22,875	18,574	18,271	17,760	11,345	77,480	53,412
Basic earnings per share	$0.86	$0.69	$0.68	$0.66	$0.42	$2.88	$1.97
Diluted earnings per share	0.85	0.69	0.67	0.65	0.42	2.86	1.97
Dividends declared per share	0.28	0.27	0.27	0.27	0.26	1.09	1.04

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	1.25%	1.01%	1.00%	0.96%	0.62%	1.06%	0.72%
Return on average equity (ROE) [1]	15.41	12.89	13.04	13.04	8.37	13.62	10.25
Average equity to average assets	8.12	7.85	7.66	7.37	7.35	7.75	7.06
Efficiency ratio [2]	59.88	62.84	60.36	61.16	75.65	61.05	68.91
Net interest margin (NIM) [1]	3.56	3.49	3.44	3.31	3.17	3.45	3.01
Dividend payout ratio [3]	32.94	39.13	40.30	41.54	61.90	38.11	52.79

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,328,499	$5,332,656	$5,307,946	$5,311,610	$5,315,802	$5,320,258	$5,358,059
Average interest-earning assets	6,964,796	7,011,753	6,985,097	7,054,488	7,052,296	7,003,809	7,061,864
Average assets	7,310,098	7,341,281	7,314,144	7,388,783	7,377,398	7,338,368	7,378,207
Average deposits	6,499,119	6,509,692	6,503,463	6,561,100	6,546,616	6,518,150	6,570,990
Average interest-bearing liabilities	4,757,686	4,807,225	4,807,669	4,914,398	4,906,623	4,821,276	4,932,757
Average equity	593,750	576,531	560,248	544,888	542,135	569,009	521,008

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[2] Efficiency ratio is defined as total other operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2025	2025	2025	2025	2024
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage ratio	9.8%	9.7%	9.6%	9.4%	9.3%
Common equity tier 1 capital ratio	12.7	12.6	12.6	12.4	12.3
Tier 1 risk-based capital ratio	13.6	13.5	13.5	13.4	13.2
Total risk-based capital ratio	14.8	15.7	15.8	15.6	15.4

Central Pacific Bank
Leverage ratio	9.7	10.2	10.1	9.8	9.7
Common equity tier 1 capital ratio	13.5	14.1	14.1	14.0	13.8
Tier 1 risk-based capital ratio	13.5	14.1	14.1	14.0	13.8
Total risk-based capital ratio	14.7	15.3	15.3	15.2	14.9

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands, except for per share amounts)	2025	2025	2025	2025	2024
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,289,096	$5,367,202	$5,289,809	$5,334,547	$5,332,852
Total assets	7,409,241	7,421,478	7,369,567	7,405,239	7,472,096
Total deposits	6,609,764	6,577,684	6,544,989	6,596,048	6,644,011
Long-term debt	76,547	131,527	131,466	131,405	156,345
Total equity	592,581	588,066	568,874	557,376	538,385
Tangible common equity to tangible assets [4]	8.00%	7.92%	7.72%	7.53%	7.21%

ASSET QUALITY
Allowance for credit losses (ACL)	$59,621	$60,393	$59,611	$60,469	$59,182
Nonaccrual loans	14,386	14,319	14,895	11,085	11,018
Non-performing assets (NPA)	14,386	14,319	14,895	11,085	11,018
Ratio of ACL to total loans	1.13%	1.13%	1.13%	1.13%	1.11%
Ratio of NPA to total assets	0.19%	0.19%	0.20%	0.15%	0.15%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$22.47	$21.86	$21.08	$20.60	$19.89
Closing market price per common share	31.16	30.34	28.03	27.04	29.05

[4] The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 10.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands, except share data)	2025	2025	2025	2025	2024
ASSETS
Cash and due from financial institutions	$88,200	$102,859	$110,935	$106,670	$77,774
Interest-bearing deposits in other financial institutions	290,453	207,034	206,035	170,226	303,167
Investment securities:
Debt securities available-for-sale, at fair value	748,212	758,683	765,213	780,379	737,658
Debt securities held-to-maturity, at amortized cost; fair value of: $495,845 at December 31, 2025, $500,859 at September 30, 2025, $499,833 at June 30, 2025, $511,717 at March 31, 2025, and $506,681 at December 31, 2024	562,391	570,886	580,476	589,688	596,930
Total investment securities	1,310,603	1,329,569	1,345,689	1,370,067	1,334,588
Loans held for sale	1,084	1,557	—	2,788	5,662
Loans, net of deferred fees and costs	5,289,096	5,367,202	5,289,809	5,334,547	5,332,852
Less: allowance for credit losses	(59,621)	(60,393)	(59,611)	(60,469)	(59,182)
Loans, net of allowance for credit losses	5,229,475	5,306,809	5,230,198	5,274,078	5,273,670
Premises and equipment, net	100,620	100,992	103,657	103,490	104,342
Accrued interest receivable	23,559	25,232	23,518	24,743	23,378
Investment in unconsolidated entities	61,349	52,987	49,370	50,885	52,417
Mortgage servicing rights	8,672	8,459	8,436	8,418	8,473
Bank-owned life insurance	180,717	179,743	177,639	176,846	176,216
Federal Home Loan Bank of Des Moines ("FHLB") and Federal Reserve Bank ("FRB") stock	25,836	25,215	24,816	24,163	6,929
Right-of-use lease assets	24,822	25,570	30,693	29,829	30,824
Other assets	63,851	55,452	58,581	63,036	74,656
Total assets	$7,409,241	$7,421,478	$7,369,567	$7,405,239	$7,472,096
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,891,198	$1,903,614	$1,938,226	$1,854,241	$1,888,937
Interest-bearing demand	1,388,107	1,340,725	1,336,620	1,368,519	1,338,719
Savings and money market	2,346,522	2,292,881	2,242,122	2,316,416	2,329,170
Time	983,937	1,040,464	1,028,021	1,056,872	1,087,185
Total deposits	6,609,764	6,577,684	6,544,989	6,596,048	6,644,011
Long-term debt, net of unamortized debt issuance costs	76,547	131,527	131,466	131,405	156,345
Lease liabilities	25,549	26,288	31,981	31,057	32,025
Accrued interest payable	7,068	8,604	8,755	8,757	10,051
Other liabilities	97,732	89,309	83,502	80,596	91,279
Total liabilities	6,816,660	6,833,412	6,800,693	6,847,863	6,933,711
EQUITY
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 26,374,967 at December 31, 2025, 26,903,512 at September 30, 2025, 26,981,436 at June 30, 2025, 27,061,589 at March 31, 2025, and 27,065,570 at December 31, 2024	381,158	397,479	399,823	402,400	404,494
Additional paid-in capital	107,308	106,675	106,033	104,849	105,054
Retained earnings	191,383	175,968	164,676	153,692	143,259
Accumulated other comprehensive loss	(87,268)	(92,056)	(101,658)	(103,565)	(114,422)
Total equity	592,581	588,066	568,874	557,376	538,385
Total liabilities and equity	$7,409,241	$7,421,478	$7,369,567	$7,405,239	$7,472,096

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands, except per share data)	2025	2025	2025	2025	2024	2025	2024
Interest income:
Interest and fees on loans	$66,897	$67,222	$65,668	$64,119	$65,482	$263,906	$258,192
Interest and dividends on investment securities:
Taxable investment securities	9,401	9,776	9,871	9,801	8,626	38,849	33,278
Tax-exempt investment securities	696	709	709	708	723	2,822	2,527
Interest on deposits in other financial institutions	1,501	1,857	1,484	2,254	3,004	7,096	11,593
Dividend income on FHLB and FRB stock	382	395	388	324	125	1,489	509
Total interest income	78,877	79,959	78,120	77,206	77,960	314,162	306,099
Interest expense:
Interest on deposits:
Interest-bearing demand	441	490	443	452	686	1,826	2,159
Savings and money market	8,004	8,898	8,414	8,862	9,388	34,178	37,043
Time	6,999	7,410	7,616	8,107	9,881	30,132	46,084
Interest on FHLB advances and other short-term borrowings	—	—	—	—	—	—	1
Interest on long-term debt	1,346	1,860	1,851	2,086	2,231	7,143	9,079
Total interest expense	16,790	18,658	18,324	19,507	22,186	73,279	94,366
Net interest income	62,087	61,301	59,796	57,699	55,774	240,883	211,733
Provision for credit losses	2,396	4,157	4,987	4,172	818	15,712	9,826
Net interest income after provision for credit losses	59,691	57,144	54,809	53,527	54,956	225,171	201,907
Other operating income:
Mortgage banking income	1,186	958	744	597	913	3,485	3,388
Service charges on deposit accounts	2,423	2,330	2,124	2,147	2,251	9,024	8,656
Other service charges and fees	5,570	6,472	5,957	5,766	5,476	23,765	22,553
Income from fiduciary activities	1,529	1,547	1,501	1,624	1,430	6,201	5,761
Income from bank-owned life insurance	2,816	1,879	2,260	497	1,966	7,452	6,619
Net loss on sales of investment securities	—	(30)	—	—	(9,934)	(30)	(9,934)
Other	677	351	427	465	522	1,920	1,680
Total other operating income	14,201	13,507	13,013	11,096	2,624	51,817	38,723
Other operating expense:
Salaries and employee benefits	24,490	24,749	22,696	21,819	21,661	93,754	85,941
Net occupancy	4,432	4,598	4,253	4,392	4,192	17,675	18,001
Computer software	5,442	5,151	5,320	4,714	4,757	20,627	18,015
Legal and professional services	2,878	2,669	2,873	2,798	2,504	11,218	9,790
Equipment	825	867	950	1,082	904	3,724	3,881
Advertising	943	730	832	887	911	3,392	3,615
Communication	495	791	901	1,033	943	3,220	3,177
Other	6,175	7,454	6,121	5,347	8,305	25,097	30,171
Total other operating expense	45,680	47,009	43,946	42,072	44,177	178,707	172,591
Income before income taxes	28,212	23,642	23,876	22,551	13,403	98,281	68,039
Income tax expense	5,337	5,068	5,605	4,791	2,058	20,801	14,627
Net income	$22,875	$18,574	$18,271	$17,760	$11,345	$77,480	$53,412
Per common share data:
Basic earnings per share	$0.86	$0.69	$0.68	$0.66	$0.42	$2.88	$1.97
Diluted earnings per share	0.85	0.69	0.67	0.65	0.42	2.86	1.97
Cash dividends declared	0.28	0.27	0.27	0.27	0.26	1.09	1.04
Basic weighted average shares outstanding	26,687,551	26,968,163	26,988,169	27,087,154	27,065,047	26,931,761	27,057,329
Diluted weighted average shares outstanding	26,827,551	27,083,280	27,069,677	27,213,406	27,221,121	27,045,170	27,157,120

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$151,826	3.92%	$1,501	$167,247	4.41%	$1,857	$250,493	4.77%	$3,004
Investment securities:
Taxable	1,322,341	2.84	9,401	1,348,314	2.90	9,776	1,338,569	2.58	8,626
Tax-exempt [1]	136,530	2.58	881	138,470	2.59	898	140,503	2.60	915
Total investment securities	1,458,871	2.82	10,282	1,486,784	2.87	10,674	1,479,072	2.58	9,541
Loans, including loans held for sale	5,328,499	4.99	66,897	5,332,656	5.01	67,222	5,315,802	4.91	65,482
FHLB and FRB stock	25,600	5.96	382	25,066	6.30	395	6,929	7.23	125
Total interest-earning assets	6,964,796	4.52	79,062	7,011,753	4.55	80,148	7,052,296	4.42	78,152
Noninterest-earning assets	345,302			329,528			325,102
Total assets	$7,310,098			$7,341,281			$7,377,398

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,358,436	0.13%	$441	$1,358,837	0.14%	$490	$1,312,561	0.21%	$686
Savings and money market deposits	2,297,826	1.38	8,004	2,293,452	1.54	8,898	2,313,293	1.61	9,388
Time deposits up to $250,000	433,911	2.21	2,422	437,192	2.28	2,509	518,540	2.99	3,900
Time deposits over $250,000	571,240	3.18	4,577	586,251	3.32	4,901	605,920	3.93	5,981
Total interest-bearing deposits	4,661,413	1.31	15,444	4,675,732	1.43	16,798	4,750,314	1.67	19,955
Federal funds purchased and securities sold	—	—	—	—	—	—	2	5.57	—
FHLB advances and other short-term borrowings	—	—	—	—	—	—	2	5.04	—
Long-term debt	96,273	5.55	1,346	131,493	5.61	1,860	156,305	5.68	2,231
Total interest-bearing liabilities	4,757,686	1.40	16,790	4,807,225	1.54	18,658	4,906,623	1.80	22,186
Noninterest-bearing deposits	1,837,706			1,833,960			1,796,302
Other liabilities	120,956			123,565			132,338
Total liabilities	6,716,348			6,764,750			6,835,263
Total equity	593,750			576,531			542,135
Total liabilities and equity	$7,310,098			$7,341,281			$7,377,398

Taxable-equivalent net interest income (non-GAAP)			62,272			61,490			55,966
Taxable-equivalent adjustment [1]			(185)			(189)			(192)
Net interest income (GAAP)			$62,087			$61,301			$55,774

Interest rate spread		3.12%			3.01%			2.62%

Net interest margin (taxable-equivalent)		3.56%			3.49%			3.17%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Year Ended			Year Ended
	December 31, 2025			December 31, 2024
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$164,721	4.31%	$7,096	$220,526	5.26%	$11,593
Investment securities:
Taxable	1,356,467	2.86	38,849	1,334,695	2.49	33,278
Tax-exempt [1]	138,415	2.58	3,572	141,688	2.26	3,199
Total investment securities	1,494,882	2.84	42,421	1,476,383	2.47	36,477
Loans, including loans held for sale	5,320,258	4.96	263,906	5,358,059	4.82	258,192
FHLB and FRB stock	23,948	6.22	1,489	6,896	7.38	509
Total interest-earning assets	7,003,809	4.50	314,912	7,061,864	4.34	306,771
Noninterest-earning assets	334,559			316,343
Total assets	$7,338,368			$7,378,207

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,357,433	0.13%	$1,826	$1,287,628	0.17%	$2,159
Savings and money market deposits	2,302,973	1.48	34,178	2,263,273	1.64	37,043
Time deposits up to $250,000	442,001	2.33	10,309	538,216	3.16	17,025
Time deposits over $250,000	591,162	3.35	19,823	687,404	4.23	29,059
Total interest-bearing deposits	4,693,569	1.41	66,136	4,776,521	1.79	85,286
Federal funds purchased and securities sold	—	—	—	1	5.57	—
FHLB advances and other short-term borrowings	—	—	—	17	5.58	1
Long-term debt	127,707	5.59	7,143	156,218	5.81	9,079
Total interest-bearing liabilities	4,821,276	1.52	73,279	4,932,757	1.91	94,366
Noninterest-bearing deposits	1,824,581			1,794,469
Other liabilities	123,502			129,973
Total liabilities	6,769,359			6,857,199
Total equity	569,009			521,008
Total liabilities and equity	$7,338,368			$7,378,207

Taxable-equivalent net interest income (non-GAAP)			241,633			212,405
Taxable-equivalent adjustment [1]			(750)			(672)
Net interest income (GAAP)			$240,883			$211,733

Interest rate spread		2.98%			2.43%

Net interest margin (taxable-equivalent)		3.45%			3.01%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Class
(Unaudited)	TABLE 6

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2025	2025	2025	2025	2024
Commercial and industrial	$594,592	$608,814	$608,130	$634,620	$606,936
Construction	213,191	217,610	190,008	160,092	145,211
Residential mortgage	1,839,191	1,839,535	1,851,690	1,870,239	1,892,520
Home equity	600,082	610,889	627,834	655,237	676,982
Commercial mortgage	1,594,433	1,613,187	1,540,523	1,552,439	1,500,680
Consumer	447,607	477,167	471,624	461,920	510,523
Total loans, net of deferred fees and costs	$5,289,096	$5,367,202	$5,289,809	$5,334,547	$5,332,852

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits by Category
(Unaudited)	TABLE 7

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2025	2025	2025	2025	2024
Noninterest-bearing demand	$1,891,198	$1,903,614	$1,938,226	$1,854,241	$1,888,937
Interest-bearing demand	1,388,107	1,340,725	1,336,620	1,368,519	1,338,719
Savings and money market	2,346,522	2,292,881	2,242,122	2,316,416	2,329,170
Time deposits up to $250,000	433,629	444,005	439,687	436,437	483,378
Core deposits	6,059,456	5,981,225	5,956,655	5,975,613	6,040,204
Other time deposits greater than $250,000	412,188	458,339	459,945	475,861	500,693
Government time deposits	138,120	138,120	128,389	144,574	103,114
Total time deposits greater than $250,000	550,308	596,459	588,334	620,435	603,807
Total deposits	$6,609,764	$6,577,684	$6,544,989	$6,596,048	$6,644,011

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets and Accruing Loans 90+ Days Past Due
(Unaudited)	TABLE 8

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2025	2025	2025	2025	2024
Nonaccrual loans:
Commercial and industrial	$591	$357	$110	$531	$414
Residential mortgage	10,572	11,413	12,327	9,199	9,044
Home equity	2,608	2,119	1,889	746	952
Consumer	615	430	569	609	608
Total nonaccrual loans	14,386	14,319	14,895	11,085	11,018
Other real estate owned ("OREO")	—	—	—	—	—
Total nonperforming assets ("NPAs")	14,386	14,319	14,895	11,085	11,018
Accruing loans 90+ days past due:
Residential mortgage	664	1,159	1,625	—	323
Home equity	485	—	21	87	78
Consumer	403	349	418	670	373
Total accruing loans 90+ days past due	1,552	1,508	2,064	757	774
Total NPAs and accruing loans 90+ days past due	$15,938	$15,827	$16,959	$11,842	$11,792

Ratio of total nonaccrual loans to total loans	0.27%	0.27%	0.28%	0.21%	0.21%
Ratio of total NPAs to total assets	0.19	0.19	0.20	0.15	0.15
Ratio of total NPAs to total loans and OREO	0.27	0.27	0.28	0.21	0.21
Ratio of total NPAs and accruing loans 90+ days past due to total loans and OREO	0.30	0.29	0.32	0.22	0.22

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$14,319	$14,895	$11,085	$11,018	$11,597
Additions	2,549	838	5,879	2,397	1,436
Reductions:
Payments	(397)	(286)	(585)	(614)	(763)
Return to accrual status	(1,098)	(821)	(861)	(558)	(71)
Charge-offs, valuation adjustments and other reductions	(987)	(307)	(623)	(1,158)	(1,181)
Total reductions	(2,482)	(1,414)	(2,069)	(2,330)	(2,015)
Balance at end of quarter	$14,386	$14,319	$14,895	$11,085	$11,018

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Allowance for credit losses ("ACL") on loans:
Balance at beginning of period	$60,393	$59,611	$60,469	$59,182	$61,647	$59,182	$63,934
Provision for credit losses on loans	1,685	3,440	3,810	3,905	1,353	12,840	10,962
Charge-offs:
Commercial and industrial	(678)	(1,071)	(2,858)	(580)	(1,113)	(5,187)	(2,977)
Residential mortgage	—	—	—	—	—	—	(383)
Consumer	(2,831)	(2,824)	(2,864)	(2,977)	(3,727)	(11,496)	(16,866)
Total charge-offs	(3,509)	(3,895)	(5,722)	(3,557)	(4,840)	(16,683)	(20,226)
Recoveries:
Commercial and industrial	266	204	195	171	158	836	536
Construction	1	—	3	—	—	4	—
Residential mortgage	9	8	7	10	11	34	36
Home equity	9	9	9	3	—	30	6
Consumer	767	1,016	840	755	853	3,378	3,934
Total recoveries	1,052	1,237	1,054	939	1,022	4,282	4,512
Net charge-offs	(2,457)	(2,658)	(4,668)	(2,618)	(3,818)	(12,401)	(15,714)
Balance at end of period	$59,621	$60,393	$59,611	$60,469	$59,182	$59,621	$59,182

Average loans, net of deferred fees and costs	$5,328,499	$5,332,656	$5,307,946	$5,311,610	$5,315,802	$5,320,258	$5,358,059
Ratio of annualized net charge-offs to average loans	0.18%	0.20%	0.35%	0.20%	0.29%	0.23%	0.29%
Ratio of ACL to total loans	1.13	1.13	1.13	1.13	1.11	1.13	1.11

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

To supplement its consolidated financial information, the Company utilizes certain non-GAAP financial measures. These measures are not intended to be considered in isolation or as a substitute for comparable GAAP results. The Company believes these non-GAAP financial measures provide meaningful insight to investors and other stakeholders in understanding its financial performance and position, by excluding certain transactions that may be non-recurring, non-operational, or not indicative of ongoing results. The Company believes that these non-GAAP measures offer a useful perspective for evaluating performance trends over time and are intended to support period-to-period comparisons. The Company believes they are valuable tools for both investors and management in assessing historical results and forecasting future performance.

Non-GAAP financial measures may not be comparable to similarly entitled measures reported by other companies. The following reconciling adjustments from GAAP to non-GAAP adjusted financial measures are limited to: (1) net pre-tax expenses of $1.5 million related to the consolidation of the Company's former operations center into its main office in the three months ended September 30, 2025, (2) net pre-tax loss on sales of investment securities related to an investment portfolio repositioning of $9.9 million in the fourth quarter of 2024, and (3) pre-tax expenses of $3.1 million related to the evaluation and assessment of a strategic opportunity in the three months ended September 30, 2024.

Management does not consider these transactions to be representative of the Company's core operating performance. The related income tax effects were calculated using an assumed effective tax rate of 23%.

	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
(dollars in thousands,	GAAP	Non-GAAP	Non-GAAP	GAAP	Non-GAAP	Non-GAAP	GAAP	Non-GAAP	Non-GAAP
except per share data)	Reported	Adjustment	Adjusted	Reported	Adjustment	Adjusted	Reported	Adjustment	Adjusted
Financial measures:
Net income	$22,875	$—	$22,875	$18,574	$1,167	$19,741	$11,345	$7,649	$18,994
Diluted EPS	$0.85	$—	$0.85	$0.69	$0.04	$0.73	$0.42	$0.28	$0.70
Efficiency ratio (non-GAAP)	59.88%	—%	59.88%	62.84%	(2.03)%	60.81%	75.65%	(11.00)%	64.65%
ROA	1.25%	—%	1.25%	1.01%	0.07%	1.08%	0.62%	0.41%	1.03%
ROE	15.41%	—%	15.41%	12.89%	0.78%	13.67%	8.37%	5.45%	13.82%
As of period ended:
TCE ratio (non-GAAP)	8.00%	0.01%	8.01%	7.92%	0.02%	7.94%	7.21%	0.12%	7.33%

	Year Ended December 31, 2025			Year Ended December 31, 2024
(dollars in thousands,	GAAP	Non-GAAP	Non-GAAP	GAAP	Non-GAAP	Non-GAAP
except per share data)	Reported	Adjustment	Adjusted	Reported	Adjustment	Adjusted
Financial measures:
Net income	$77,480	$1,167	$78,647	$53,412	$10,011	$63,423
Diluted EPS	$2.86	$0.05	$2.91	$1.97	$0.37	$2.34
Efficiency ratio (non-GAAP)	61.05%	(0.51)%	60.54%	68.91%	(3.81)%	65.10%
ROA	1.06%	0.01%	1.07%	0.72%	0.14%	0.86%
ROE	13.62%	0.19%	13.81%	10.25%	1.85%	12.10%
As of December 31, 2025 and 2024:
TCE ratio (non-GAAP)	8.00%	0.01%	8.01%	7.21%	0.12%	7.33%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10 (CONTINUED)

The following table presents a reconciliation of the non-GAAP adjusted net income and adjusted diluted EPS for the periods indicated, excluding the reconciling adjustments discussed above.

	Three Months Ended			Year Ended
(dollars in thousands, except per share data)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
GAAP net income	$22,875	$18,574	$11,345	$77,480	$53,412
Add: Net loss related to an investment portfolio repositioning	—	—	9,934	—	9,934
Add: Expenses related to the consolidation of operations center	—	1,516	—	1,516	—
Add: Expenses related to a strategic opportunity	—	—	—	—	3,068
Non-GAAP pre-tax adjustments	—	1,516	9,934	1,516	13,002
Less: Income tax effect (assumes 23% ETR)	—	(349)	(2,285)	(349)	(2,991)
Non-GAAP adjustments, net of tax	—	1,167	7,649	1,167	10,011
Adjusted net income (non-GAAP)	$22,875	$19,741	$18,994	$78,647	$63,423

Diluted weighted average shares outstanding	26,827,551	27,083,280	27,221,121	27,045,170	27,157,120

GAAP diluted EPS	$0.85	$0.69	$0.42	$2.86	$1.97
Add: Non-GAAP adjustments, net of tax	—	0.04	0.28	0.05	0.37
Adjusted diluted EPS (non-GAAP)	$0.85	$0.73	$0.70	$2.91	$2.34

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10 (CONTINUED)

A key measure of operating efficiency monitored by the Company is the efficiency ratio, which is derived from GAAP-based amounts. It is calculated by dividing total other operating expenses by total pre-provision revenue (defined as net interest income plus total other operating income). The Company believes that the efficiency ratio, a non-GAAP financial measure, provides a useful supplemental metric that enhances understanding of its business performance and operating efficiency. However, this ratio should not be viewed as a substitute for GAAP results and may not be comparable to similarly titled measures reported by other companies. The following table presents the Company's efficiency ratio and adjusted efficiency ratio for the periods indicated:

	Three Months Ended			Year Ended
(dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Total other operating expense	$45,680	$47,009	$44,177	$178,707	$172,591
Less: Expenses related to the consolidation of operations center	—	(1,516)	—	(1,516)	—
Less: Expenses related to a strategic opportunity	—	—	—	—	(3,068)
Non-GAAP other operating expense adjustments	—	(1,516)	—	(1,516)	(3,068)
Adjusted total other operating expense (non-GAAP)	$45,680	$45,493	$44,177	$177,191	$169,523

Total other operating income	$14,201	$13,507	$2,624	$51,817	$38,723
Add: Net loss related to an investment portfolio repositioning	—	—	9,934	—	9,934
Adjusted total other operating income (non-GAAP)	$14,201	$13,507	$12,558	51,817	48,657

Net interest income	$62,087	$61,301	$55,774	$240,883	$211,733
Total other operating income	14,201	13,507	2,624	51,817	38,723
Total revenue	$76,288	$74,808	$58,398	$292,700	$250,456

Efficiency ratio (non-GAAP)	59.88%	62.84%	75.65%	61.05%	68.91%
Less: Non-GAAP pre-tax adjustments	—%	(2.03)%	(11.00)%	(0.51)%	(3.81)%
Adjusted efficiency ratio (non-GAAP)	59.88%	60.81%	64.65%	60.54%	65.10%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10 (CONTINUED)

The table below provides a recalculation of the non-GAAP adjusted ROA and adjusted ROE for the periods indicated, excluding the reconciling adjustments discussed above.

	Three Months Ended			Year Ended
(dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Average assets	$7,310,098	$7,341,281	$7,377,398	$7,338,368	$7,378,207
Add: Non-GAAP adjustments, net of tax	—	1,167	7,649	584	3,093
Adjusted average assets (non-GAAP)	$7,310,098	$7,342,448	$7,385,047	$7,338,952	$7,381,300

ROA	1.25%	1.01%	0.62%	1.06%	0.72%
Add: Non-GAAP adjustments, net of tax	—	0.07	0.41	0.01	0.14
Adjusted ROA (non-GAAP)	1.25%	1.08%	1.03%	1.07%	0.86%

Average equity	$593,750	$576,531	$542,135	$569,009	$521,008
Add: Non-GAAP adjustments, net of tax	—	1,167	7,649	584	3,093
Adjusted average equity (non-GAAP)	$593,750	$577,698	$549,784	$569,593	$524,101

ROE	15.41%	12.89%	8.37%	13.62%	10.25%
Add: Non-GAAP adjustments, net of tax	—	0.78	5.45	0.19	1.85
Adjusted ROE (non-GAAP)	15.41%	13.67%	13.82%	13.81%	12.10%

The table below presents the Tangible Common Equity ("TCE") ratio and adjusted TCE ratio, both of which are non-GAAP financial measures, as of the dates indicated. The TCE ratio is calculated by dividing tangible common equity by tangible assets.

(dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Total equity	$592,581	$588,066	$568,874	$557,376	$538,385
Less: Intangible assets	—	—	—	—	—
TCE	$592,581	$588,066	$568,874	$557,376	$538,385
Add: Non-GAAP adjustments, net of tax	1,167	1,167	—	—	10,011
Adjusted TCE (non-GAAP)	$593,748	$589,233	$568,874	$557,376	$548,396

Total assets	$7,409,241	$7,421,478	$7,369,567	$7,405,239	$7,472,096
Less: Intangible assets	—	—	—	—	—
Tangible assets	$7,409,241	$7,421,478	$7,369,567	$7,405,239	$7,472,096
Add: Non-GAAP adjustments, net of tax	1,167	1,167	—	—	10,011
Adjusted tangible assets (non-GAAP)	$7,410,408	$7,422,645	$7,369,567	$7,405,239	$7,482,107

TCE ratio (non-GAAP)	8.00%	7.92%	7.72%	7.53%	7.21%
Add: Non-GAAP adjustments, net of tax	0.01	0.02	—	—	0.12
Adjusted TCE ratio (non-GAAP)	8.01%	7.94%	7.72%	7.53%	7.33%